SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 7, 2003

                            Pacific Technology, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                                  000-33487                  33-0954381
--------                                  ---------                  ----------
(State or other jurisdiction of   (Commission File Number)     (I.R.S. Employer
incorporation or organization)                              Identification No.)

26586 Guadiana, Mission Viejo, California                                 92691
------------------------------------------                                -----
(Address of principal executive offices)                              (Zip Code)

        Registrant's telephone number, including area code: (866)571-6198
                                                            -------------



                              Dr. Protein.com, Inc.
                              ---------------------
                   (Former name, if changed since last report)

                336 Plaza Estival, San Clemente, California 92672
                -------------------------------------------------
          (Former name or former address, if changed since last report)

                                  (949)388-3402
                                  -------------
           (Registrant's Former Telephone Number, Including Area Code)













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Item 5. Other Events and Regulation FD Disclosure.

Name Change. On March 7, 2003, the Registrant changed its name to Pacific Technology, Inc. On February 14, 2003, the Registrant's Board of Directors unanimously approved, subject to shareholder approval, an amendment to its Certificate of Incorporation to change its corporate name to "Pacific Technology, Inc." On February 14, 2003, the Registrant's President, Secretary and director, who owns in excess of the required majority of the Registrant's outstanding common stock necessary for the adoption of the action, approved the name change by action taken by written consent. The Registrant is changing its name because it has entered into a non-binding letter of intent pursuant to which the Registrant will issue 6,030,000 shares of its common stock to the shareholders of Pacific Technology, Inc., a Nevada corporation ("PTI"), in exchange for 100% of the issued and outstanding shares of PTI. The Registrant is currently negotiating the terms of a definitive agreement to consummate this transaction.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               Dr. Protein.com, Inc.


March 7, 2003                         By:      /s/  Michelle Mirrotto
                                               --------------------------------
                                               Michelle Mirrotto, President